For Immediate Release

AuthentiDate Announces Eisner, LLP as Auditors;
Audit Committee to Review Corporate Governance Issues

Schenectady, NY–April 29, 2005–AuthentiDate Holding Corp. (NASDAQ: ADAT) announced today that the audit committee of the Company’s board of directors has selected Eisner, LLP as its new independent registered public accounting firm. Authentidate had previously announced the dismissal of PricewaterhouseCoopers.

The decision to select Eisner, LLP as auditors was the result of a competitive bidding process involving several accounting firms. This change will take effect immediately.

Suren Pai, the Chief Executive Officer of Authentidate, said “We are pleased with the selection of Eisner. We believe Eisner’s fee structure and their ability to serve the needs of a company our size makes them well suited for Authentidate.”

On an unrelated matter, Authentidate also announced the engagement of a special counsel by the audit committee to assist the committee in resolving certain internal controls and corporate governance issues raised by the Chief Financial Officer, as the Company prepares for its 404 certification. Authentidate stated that it believes the issues will have no material impact on existing financial reporting.

About AuthentiDate Holding Corp.
AuthentiDate Holding Corp. (AHC) is a worldwide provider of content authentication technology, a growing sector of the security software market. The Company provides secure document management solutions, enterprise network security products and services, and enterprise workflow management solutions that incorporate its proprietary authentication technology. AuthentiDate’s offerings include the United States Postal Service Electronic Postmark Service (USPS EPM), electronic signing solutions, electronic forms processing solutions, document imaging software, and professional services related to the above.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of The Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Investor Contact:	John A. Stiles
John A. Stiles & Associates, L.L.C.
314-994-0560

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